UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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bebe stores, inc.

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PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

November 29, 2017, at 10:00 a.m. local time

10345 West Olympic Boulevard,

Los Angeles, CA 90064

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders to be held on November 29, 2016, at 10:00 a.m. local time, at our offices located at 10345 West Olympic Boulevard, Los Angeles, CA 90064.

The formal Notice of Annual Meeting of Shareholders and Proxy Statement are attached and describe the matters to be acted upon by our shareholders.

It is important that your shares be represented and voted at the Annual Meeting. Accordingly, after reading the attached Proxy Statement, please complete, date, sign and return the accompanying form of proxy. Your vote is important, regardless of the number of shares you own.

Sincerely yours,

Manny Mashouf

Chief Executive Officer and

Chairman of the Board

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

November 29, 2017

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of bebe stores, inc., a California corporation, for use at the Annual Meeting of Shareholders to be held on November 29, 2017, at 10:00 a.m., local time, at the Company’s offices located at 10345 West Olympic Boulevard, Los Angeles, CA 90064 and at any adjournment thereof. It is being mailed to the shareholders on or about October 31, 2017. (“We,” “our,” “bebe” and the “Company” refer to bebe stores, inc.)

PROXY SUMMARY

bebe stores 2017 Annual Meeting Of Shareholders

November 29, 2017 10:00 a.m., local time	10345 West Olympic Boulevard Los Angeles, CA 90064

Voting Matters

ITEMS	BOARD RECOMMENDATION
To elect our five directors	FOR each nominee
To conduct a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement (“Say-on-Pay”)	FOR
To conduct a non-binding, advisory vote on the frequency of future Say-on-Pay votes	EVERY THREE YEARS

To approve an amendment to our Bylaws to reduce the minimum size of the Board of Directors from five members to three members and the maximum size from nine members to five members, with the final decision whether to proceed with the filing of the amendment to be determined by the Board of Directors, in its discretion, following stockholder approval (if received), but not later than December 15, 2018

FOR

Notice of Annual Meeting

of Shareholders

To be held November 29, 2017

OCTOBER 31, 2017

To our Shareholders:

Notice is hereby given that the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of bebe stores, inc., a California corporation, will be held on November 29, 2017, at 10:00 a.m. local time, at our offices located at 10345 West Olympic Boulevard, Los Angeles, CA 90064 for the following purposes:

1.

To elect the five director nominees named in the Proxy Statement to hold office as board members until the Company’s 2018 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.	To conduct a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement (“Say-on-Pay”);
3.	To conduct a non-binding, advisory vote on the frequency of future Say-on-Pay votes;
4.

To approve an amendment to our Amended and Restated Bylaws to reduce the minimum size of the Board of Directors from five members to three members and the maximum size from nine members to five members, with the final decision whether to proceed with the filing of the amendment to be determined by the Board of Directors, in its discretion, following stockholder approval (if received), but not later than December 15, 2018; and

5.	To transact such other business as may properly come before the meeting.

Your board of directors recommends that you vote: “FOR” the election of the director nominees listed in the Company’s Proxy Statement for the Annual Meeting under the section caption “Election of Directors,” “FOR” the advisory resolution on Say-on-Pay, to conduct future advisory votes on executive compensation “EVERY THREE YEARS,” and “FOR” the amendment to the Company’s Amended and Restated Bylaws to reduce the minimum size of the Board of Directors from five members to three members and the maximum size from nine members to five members, with the final decision whether to proceed with the filing of the amendment to be determined by the Board of Directors, in its discretion, following stockholder approval (if received), but not later than December 15, 2018.

Shareholders of record at the close of business on October 16, 2017, are entitled to notice of, and to vote at, the meeting and adjournments or postponements of the meeting.

Thank you for your continued support.

Sincerely yours,

Gary Bosch

Vice President, General Counsel and Corporate Secretary

PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DECIDE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK, OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM SUCH BROKER, BROKERAGE FIRM, BROKER-DEALER, BANK OR OTHER NOMINEE IN ORDER TO VOTE YOUR SHARES.

Table of Contents

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS	1

General	1

PROPOSAL ONE: ELECTION OF DIRECTORS	3

General	3

CORPORATE GOVERNANCE	7

Committees of the Board	7

400 Valley Drive

Brisbane, California 94005

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

The accompanying proxy statement is solicited by the board of directors (the “Board”) of bebe stores, inc., a California corporation, for use at our Annual Meeting of Shareholders to be held on November 29, 2017, or any adjournments or postponements of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

General

Annual Report

Our annual report on Form 10-K for the fiscal year ended July 1, 2017, is enclosed with this proxy statement.

Voting Securities

Only shareholders of record as of the close of business on October 16, 2017, will be entitled to vote at the meeting and any adjournments or postponements of the meeting. As of that date, we had 8,113,261 shares of Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting of Shareholders. Shareholders may vote in person or by proxy. Each shareholder of record is entitled to one vote for each share of stock held by him, her or it. Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

We are mailing this proxy statement, the accompanying proxy card and the accompanying annual report on Form 10-K for the fiscal year ended July 1, 2017, on or about October 31, 2017, to all shareholders entitled to vote at the Annual Meeting.

Shares Held in “street name,” Broker Non-Votes and Routine Matters

If your shares are held of record by a broker, brokerage firm, broker-dealer, bank or other nominee in a fiduciary capacity (typically referred to as being held in “street name”), you should review the information provided to you by such broker, brokerage firm, broker-dealer, bank or other nominee. This information will describe the procedures you must follow in instructing the broker, brokerage firm, broker-dealer, bank or other nominee how to vote your “street name” shares and how to revoke your previous instructions.

A broker non-vote occurs when a broker submits a proxy card with respect to shares held in “street name” but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in “street name,” brokers have the discretion to vote such shares on routine matters even if they have not received voting instructions from the beneficial owner, but not on non-routine matters. All proposal’s for our annual meeting this year are considered non-routine matters, so your broker can only vote your shares if it receives voting instructions from you.

bebe stores, inc.	1

Solicitation of Proxies

We will bear the cost of soliciting proxies. In addition to soliciting shareholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket expenses. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies

All shares represented by a valid proxy received prior to the meeting will be voted, and where a shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted according to the specification made. If no choice is indicated on the proxy, except in the case of a broker non-vote on a non-routine matter, the shares will be voted as recommended by the board, and as follows: “FOR” the election of each of the director nominees listed under the caption “PROPOSAL ONE: ELECTION OF DIRECTORS”; “FOR” the advisory resolution on Say-on-Pay, as described in “PROPOSAL TWO: NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS”; to conduct future advisory votes on executive compensation “EVERY THREE YEARS,” as described in “PROPOSAL THREE: NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES”; and “FOR” the amendment to the Company’s Amended and Restated Bylaws to reduce the minimum size of the Board of Directors from five members to three members and the maximum size from nine members to five members, with the final decision whether to proceed with the filing of the amendment to be determined by the Board of Directors, in its discretion, following stockholder approval (if received), but not later than December 15, 2018, as described in “PROPOSAL FOUR: APPROVAL OF AMENDMENT TO BEBE’S AMENDED AND RESTATED BYLAWS TO REDUCE THE SIZE OF OUR BOARD OF DIRECTORS”

A shareholder giving a proxy has the power to revoke his, her or its proxy, at any time prior to the time it is voted, by delivering to our Legal Department, at our principal offices located at 400 Valley Drive, Brisbane, California 94005, a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

Delivery of Proxy Statement

To reduce the expense of delivering duplicate voting materials to our shareholders who may have more than one bebe stock account in one household, with your consent and unless otherwise requested, we will only deliver one set of voting materials, which includes the proxy statement, proxy cards and the 2017 Annual Report on Form 10-K, to shareholders who share the same address.

If you share an address with another shareholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by calling our Legal Department at: (415) 715-3900, or by writing to us at: bebe stores, inc., 400 Valley Drive, Brisbane, California 94005.

NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on November 29, 2017: This proxy statement and our 2017 Annual Report on Form 10-K are available on the Investors Relations page at http://investorrelations.bebe.com/sec-filings.

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bebe stores, inc.	2

PROPOSAL ONE: ELECTION OF DIRECTORS

General

Our Board currently consists of five directors. At the recommendation of the Board’s Nominating and Corporate Governance Committee, the Board has designated five director nominees for election at the Annual Meeting of Shareholders. If elected, the nominees will serve as directors until our Annual Meeting of Shareholders in 2018 and until their respective successors are duly elected and qualified, or until their earlier resignation or removal. If a nominee declines to serve or becomes unavailable for any reason, or if another vacancy occurs before the election, although management knows of no reason to anticipate that this will occur, the Board may designate a substitute nominee, in which case the proxy holders will vote shares not represented by broker non-votes and for which they hold a valid proxy “for” the substitute nominee.

Vote Required and Board of Directors’ Recommendation

If a quorum representing a majority of all outstanding shares of Common Stock is present, either in person or by proxy, each nominee for director receiving a majority of the votes cast “FOR” the nominee (which shares voting affirmatively also constitute at least a majority of the required quorum) will be elected. Under applicable rules, broker non-votes and abstentions will not be treated as votes cast. However, abstentions and broker non-votes could prevent the election of a director where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW.

Director Nominees

Below we have set forth our director nominees to be elected at this meeting, along with their age and current position(s), followed by a summary of background and business experience for each. The information set forth in the table has been furnished to us by each nominee.

Manny Mashouf	BACKGROUND
Age 79

Mr. Mashouf founded bebe stores, inc. and has served as Chairman of the Board since our incorporation in 1976. Mr. Mashouf served as our Chief Executive Officer during the periods 1976 to February 2004, January 2009 to January 2013 and February 2016 to present.

Chairman of the Board since 1976 Chief Executive Officer since 2016

bebe stores, inc.	3

PROPOSAL ONE: ELECTION OF DIRECTORS

Brett Brewer	BACKGROUND
Age 45

Mr. Brewer has served as a director since July 2014. Mr. Brewer is an Internet entrepreneur who has built, operated and sold Internet media companies. In 1998, he co-founded Intermix Media, which launched several on-line businesses including Myspace.com, Skilljam.com and Alena.com. He took Myspace public in 1999 and the company was sold to NewsCorp in October 2005. Mr. Brewer currently serves as the co-founder and Managing Director of CrossCut Ventures and as a director of Pacific Sunwear of California, Inc. He also serves as Vice Chairman and a Director of Adknowledge.com, a behavioral-based advertising technology company. In addition, Mr. Brewer is on the board of After School All-Stars, a non-profit organization that provides after school programs for kids. From 2007 to 2009, he served on the Board of Transworld Entertainment, a specialty music and video retailer with a national mall-based store portfolio. From 2004 to 2009, Mr. Brewer was a board member of Bizworld, a non-profit organization that teaches children about business, entrepreneurship and money management through project-based learning.

Director since 2014
Committees:
¡ Audit ¡ Nominating and Corporate Governance (Chair)

Corrado Federico	BACKGROUND
Age 76

Mr. Federico has served as a director since November 1996. From approximately 1997 through 2008, Mr. Federico served on the board of directors for Hot Topic, Inc., a publicly traded retail clothing company. He was President of Solaris Properties from 1990 until December 2008 and served as the President of Corado, Inc., a land development firm, from 1991 to 2014. From 1986 to 1991, Mr. Federico held the position of President and Chief Executive Officer of Esprit de Corp, Inc., a wholesaler and retailer of junior and children’s apparel, footwear and accessories.

Director since 1996
Committees:
¡ Compensation ¡ Nominating and Corporate Governance

Seth Johnson	BACKGROUND
Age 63	Mr. Johnson has served as director since July 2014. Mr. Johnson has served on the board of directors of Tilly’s, Inc. since 2011, Christopher & Banks Corporation since June 2016 and served on the board of directors, and as Lead Director, of True Religion Apparel, Inc. from 2010 to 2013. From 2007 to 2009, Mr. Johnson was an instructor in business strategy at Chapman University’s Argyros School of Business and Economics. From 2005 to 2006, Mr. Johnson served as the Chief Executive Officer of Pacific Sunwear of California, Inc. In addition, he was the Chief Operating Officer of Abercrombie & Fitch Co. from 1999 to 2004 and was its Chief Financial Officer from 1992 to 1998. Mr. Johnson has also previously served on the boards of Pacific Sunwear of California, DEI Holdings, Inc. and Abercrombie & Fitch, and currently serves on the board of the Pacific Symphony.
Director since 2014
Committees:
¡ Audit ¡ Compensation (Chair) ¡ Nominating and Corporate Governance

bebe stores, inc.	4

PROPOSAL ONE: ELECTION OF DIRECTORS

Robert Galvin	BACKGROUND
Age 58

Mr. Galvin has served as a director since November 2014. Mr. Galvin also serves on the board of directors for three retail companies: Big 5 Sporting Goods Corporation, Lands’ End, Inc. and Cherokee Global Brands. Mr. Galvin has served with Big 5 Sporting Goods since July 2015, with Lands End, a catalogue and on-line focused business, since May 2014 and with Cherokee since May 2012. In January 2014, Mr. Galvin founded Galvin Consulting, which provides strategic services to private equity firms and he also has retail experience that includes executive roles with numerous fashion and retail companies, including as Chief Executive Officer for Elie Tahari, Ltd. in 2013, President of Camuto Group from 2007 through 2011, Chief Operating Officer of Sports Brands International from 2003 through 2007 and Executive Vice President, Chief Financial Officer for Nine West Group from 1995 through 1999. Mr. Galvin was also a partner with the accounting firm of Deloitte & Touche LLP.

Director since 2014
Committees:
¡ Audit (Chair) ¡ Compensation

Independence

The Board has reviewed, considered and discussed each current director and director nominee relationship, both direct and indirect, with the Company and its subsidiaries and affiliates in order to determine whether such director or director nominee is independent for purposes of the Nasdaq Listing Rules. The Board has determined that four of the five members of the current board qualify as independent throughout the fiscal year ended July 1, 2017. Specifically, the Board has determined that Brett Brewer, Corrado Federico, Seth Johnson and Robert Galvin have no relationships with the Company (outside of their services as board members as the case may be) and each qualify as independent under the applicable Nasdaq Listing Rules.

The Board’s Chairman, Mr. Mashouf, does not qualify as independent because he is our Chief Executive Officer and his nephew is our Chief Digital and Technology Officer. (see “Certain Relationships and Related Transactions” below).

Director Compensation

The following table shows the compensation of the non-employee members of our Board for fiscal 2017.

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Total
Brett Brewer	$60,000	$65,000	$125,000
Corrado Federico	$50,000	$65,000	$115,000
Robert Galvin	$60,000	$65,000	$125,000
Seth Johnson	$60,000	$65,000	$125,000

(1)    During fiscal 2017, Mr. Mashouf, our CEO, did not receive any additional compensation for serving as a director. All of the compensation paid to Mr. Mashouf for his services to the Company is shown in the “Summary Compensation Table.”

(2)    On December 6, 2016, each non-employee director received an equity grant of 12,037 restricted stock units (“RSUs”) (as adjusted for our 10:1 reverse stock split on December 9, 2016), which represents the annual director equity fee. Amounts shown represent the grant date fair value of the awards granted by us in fiscal 2017, computed in accordance with FASB ASC Topic 718, based on our closing stock price of $5.40 (as adjusted for the reverse stock split) on the grant date of December 6, 2016. The actual value, if any, that a director may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award. Thus, there is no assurance that the value, if any, eventually realized by the director will correspond to the amount shown.

bebe stores, inc.	5

PROPOSAL ONE: ELECTION OF DIRECTORS

The table below shows the aggregate number of stock options and RSUs outstanding for each non-employee director as of July 1, 2017.

Name	Aggregate Stock Options Outstanding as of July 1, 2017	Aggregate Stock Awards Outstanding as of July 1, 2017
Brett Brewer	0	12,037
Corrado Federico	22,633	12,037
Robert Galvin	0	12,037
Seth Johnson	0	12,037

Narrative Disclosure to Director Compensation Table

During fiscal 2017, our non-employee directors received the following compensation, based on the Board fee schedule (“2017 Director Fee Schedule”):

•	director cash fee of $60,000 per year for any non-employee, non-founder board member who holds a Committee chair position, payable in equal quarterly payments;

•	a director cash fee of $50,000 per year for any non-employee, non-founder board member who does not hold a Committee chair position, payable in equal quarterly payments; and

•	a director equity fee with a value of $65,000 for any non-employee, non-founder board member.

In addition to the cash and equity fees, we reimbursed all directors for their expenses incurred in attending meetings and up to $2,000 per year for their expenses incurred toward continuing board education.

The director equity fee is awarded as grants of RSUs, with a fixed grant value of $65,000. Each RSU represents a right to receive a share of stock on a date determined in accordance with the provisions of our 1997 Stock Plan, as amended (the “1997 Plan”), and the participant’s RSU agreement. These RSUs vest on the date of the 2017 Annual Meeting of Shareholders, if the director remained a board member through the end of the day prior to the 2017 Annual Meeting of Shareholders, subject to full acceleration in the event of a change in control of the Company.

bebe stores, inc.	6

CORPORATE GOVERNANCE

Committees of the Board

The Board has three standing committees – the Audit Committee, the Compensation and Management Development Committee (the “Compensation Committee”) and the Nominating and Corporate Governance Committee (the “Governance Committee”). Each of the Audit, Compensation and Governance Committees is organized and conducts its business pursuant to a written charter, a copy of which is posted on the Corporate Governance page of the Investor Relations section of the Company’s website at www.bebe.com. Annually, each committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The Board can also appoint a Special Committee at its discretion and as circumstances may warrant (see below, Special Committee). For all of fiscal 2017, the members of the standing committees were those identified in the following table. Mr. Mashouf did not sit on any of the committees during fiscal 2017.

Committees of the Board

Director	Audit	Compensation	Nominating and Corporate Governance
Brett Brewer	X	-	Chair
Corrado Federico	-	X	X
Seth Johnson	X	Chair	X
Robert Galvin	Chair	X	-

Fiscal 2017 Meetings	5	3	3

Board Meetings and Attendance

During the fiscal year ended July 1, 2017, the Board held 14 meetings. Each director serving on our board in fiscal year 2017 attended at least 75% of the meetings of the Board and committees on which he or she served.

bebe stores, inc.	7

CORPORATE GOVERNANCE

Board Committee Responsibilities

	Responsibilities	Committee Members	Meetings in Fiscal 2017

AUDIT COMMITTEE

The primary function of the Audit Committee is to assist the Board in monitoring and fulfilling the following:

  ¡ the oversight and integrity of the financial reports and other financial information provided by us to any governmental body and to the public;

  ¡ the engagement, retention, compensation and oversight of our independent registered public accounting firm, including:

  (1) the review of their qualifications, independence and performance and;

  (2) the review and approval of the fee arrangements and terms of engagement, including the planned scope of the audit as well as any non-audit services that may be performed by them;

  ¡ the review with management and our auditors of the adequacy of internal financial controls, review of our critical accounting policies and the application of accounting principles; and

  ¡ compliance with regulatory and legal requirements.

  ¡ the review and approval of any new related party agreements and preparing any related report required by the rules of the SEC.

  The Board has determined that each member of the Audit Committee qualified and qualifies as being independent for purposes of the Nasdaq Listing Rules.

		Robert Galvin* (Chairman) Brett Brewer Seth Johnson* * audit committee financial expert	5

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

The primary function of the Compensation Committee is to aid the Board in discharging its responsibilities relating to compensation and benefits of our Chief Executive Officer, our other named executive officers and certain other of our employees as may be determined by the Compensation Committee. Among other things, the Compensation Committee performs the following:

  ¡ reviews, recommends and approves salaries and other compensation of executive officers;

  ¡ oversees and approves our compensation policies and practices and preparing any related report required under the rules and regulations of the SEC;

		Seth Johnson (Chairman) Corrado Federico Robert Galvin	3

bebe stores, inc.	8

CORPORATE GOVERNANCE

	Responsibilities	Committee Members	Meetings in Fiscal 2017

  ¡ assists the Board in succession planning, development and retention of senior management talent, and helping to ensure leadership continuity and organizational strength; and

  ¡ administers our stock award and incentive plans (including reviewing, recommending and approving stock award grants to executive officers).

The Board has determined that each member of the Compensation Committee qualified and qualifies as being independent for purposes of the Nasdaq Listing Rules.

Compensation Committee Interlocks and Insider Participation: No member of the Compensation Committee is currently, or was during fiscal 2016, an officer or employee of ours or any of our subsidiaries. No other member of the Compensation Committee was formerly an officer of ours or any of our subsidiaries. No member of the Compensation Committee is currently, or was during fiscal 2016, an executive officer of another company which has a comparable board committee on which one of our executive officers serves.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The overall function of the Governance Committee is to aid the Board in meeting its responsibilities which primarily include:

  ¡ identify individuals qualified to become members of our board of directors;

  ¡ recommend to the Board director nominees for each election of directors;

  ¡ develop and recommend criteria for selecting qualified director candidates;

  ¡ consider committee member qualifications, appointment and removal;

  ¡ recommend corporate governance principles, codes of conduct and compliance mechanisms;

  ¡ provide oversight in the evaluation of our board of directors and each of its committees; and

  ¡ evaluate the performance of the CEO, in conjunction with the Compensation Committee; and

  ¡ perform activities consistent with its Charter, the Company’s Bylaws and governing law.

		Brett Brewer (Chairman) Corrado Federico Seth Johnson	3

bebe stores, inc.	9

CORPORATE GOVERNANCE

Special Committee

The Board can appoint a Special Committee, and assemble any number of board members who will comprise such committee, in order to address any particular issue the board determines warranted. An example of an issue that might generate a call for such committee is an initial review of a potential company acquisition target.

Director Nominees, Qualification, and Consideration

Consistent with its charter, the Governance Committee will evaluate and recommend to our Board director nominees for each election of directors.

Director Qualifications

In fulfilling its responsibilities, the Governance Committee considers the following factors in reviewing possible candidates for nomination as director:

¡	the appropriate size and composition of our board of directors and its committees;

¡	the perceived needs of our board of directors for particular skills, background and business experience;

¡	the skills, background, reputation and business experience of nominees compared to the skills, background, reputation and business experience already possessed by other members of our board;

¡	nominees’ independence from management;

¡	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

¡	the benefits of a constructive working relationship among directors; and

¡	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Governance Committee’s goal is to look at a pool of candidates who are diverse in quality work experience, skills, background, perspective, and profession in order to help ensure a board of directors derived from high quality business and professional experience and varied in perspectives, backgrounds, and skills. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the best interests of our shareholders. They must also have an inquisitive nature, objective perspective and mature judgment.

Board members are expected to prepare for, attend, and participate in all board and applicable committee meetings. They are also expected to visit our stores regularly and keep abreast of industry trends. Director candidates must be willing and have sufficient time available, in the judgment of the Governance Committee, to perform all board and committee responsibilities.

The Company has no formal policy regarding “diversity” on the Board. The Governance Committee seeks candidates without regard to race, color, religion, sexual orientation, gender or gender identity & expression, marital status, national or ethnic origin, ancestry, age, disability, veteran status, genetic characteristics or information, medical condition, physical or mental disability, and any other consideration made unlawful by state, federal or local law.

Other than the foregoing, there is no stated minimum criterion for director nominees, although the Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of bebe and its shareholders. Depending on the current needs of the Board, the Governance Committee may weigh certain factors more or less heavily. The Governance Committee believes that it is preferable that at least one

bebe stores, inc.	10

CORPORATE GOVERNANCE

member of the board should meet the criteria for an “audit committee financial expert” as defined by SEC rules. The Governance Committee also believes it is appropriate for one or more key members of bebe’s management to participate as members of the board.

Identifying and Evaluating Candidates for Nomination as Director

The Governance Committee annually evaluates the current members of our Board whose terms are expiring and who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for election. The Governance Committee regularly assesses the optimum size of the board and its committees and the needs of the board for various skills, background and business experience in determining if the Board requires additional candidates for nomination.

Candidates for nomination as director come to the attention of the Governance Committee from time to time through incumbent directors, management, shareholders or third parties. These candidates may be considered at meetings of the Governance Committee at any point during the year. Such candidates are evaluated against the criteria set forth above. If the Governance Committee believes at any time that it is desirable that the Board consider additional candidates for nomination, the Governance Committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the Governance Committee believes it is appropriate, a third party search firm to assist in identifying qualified candidates.

In addition, our bylaws permit shareholders to nominate directors for consideration at an annual meeting. In order to be evaluated in connection with the Governance Committee’s established procedures for evaluating potential director nominees as it pertains to the next annual meeting of shareholders, such shareholder’s recommendation must be sent in writing to the Corporate Secretary, bebe stores, inc., 400 Valley Drive, Brisbane, CA 94005, at least 120 days prior to the anniversary of the date the proxy statement was mailed to shareholders in connection with the prior year’s annual meeting of shareholders, and should contain the following information:

¡	the candidate’s name, age, contact information and present principal occupation or employment; and

¡	a description of the candidate’s qualifications, skills, background and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director.

For more information, see “SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING” below.

All directors and director nominees submit a completed directors and officers questionnaire as part of the nomination process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance Committee.

The Governance Committee will evaluate incumbent directors, as well as candidates for director nominees submitted by directors, management and shareholders consistently using the criteria stated above and will select for recommendation to the board the nominees that, in the Governance Committee’s judgment, best suit the needs of the board of directors at that time.

Committee Charters and Other Corporate Governance Materials

Our Board has adopted charters for its Audit, Compensation, and Governance Committees. Our Board has also adopted a Code of Business Conduct and Ethics, an Insider Trading Policy, and an Anti-Bribery & Foreign Corrupt Practices Act policy which apply to all of our employees, officers and directors. In addition, it has adopted Corporate Governance Principles and Practices for the Board that address the composition of the board, criteria for board membership and other board matters, in order to help promote the effective functioning of the board and its Committees and to reflect the Company’s commitment to high standards of corporate governance. Links to these materials are available on our website, www.bebe.com, under “Investor Relations, Corporate Governance.”

The Company intends to satisfy any disclosure requirements regarding any amendment of, or waiver from, a provision of the Code of Business Conduct and Ethics by posting such information on the “Investor Relations, Corporate Governance” page of the Company’s website at www.bebe.com.

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CORPORATE GOVERNANCE

Board and Management Role in Risk Oversight

The Board and its committees have overall responsibility in overseeing management’s identification, assessment, and mitigation of risks that are material to us.

As discussed above under “CORPORATE GOVERNANCE – Committees of the Board – Audit Committee,” the Audit Committee assists the board in its oversight responsibility relating to our systems of internal controls, legal and regulatory compliance, and audit, accounting and financial reporting processes.

As discussed below in “CORPORATE GOVERNANCE – Risk Assessment in Compensation Programs,” the Compensation Committee oversees the management of risks relating to our compensation programs.

As described above in “CORPORATE GOVERNANCE – Committees of the Board – Governance Committee,” the Governance Committee oversees risks associated with corporate governance, business conduct, and ethics.

Throughout the year, and based on management presentation or reports or other information gathered by the Board and its committees, the Board and its committees will identify, assess and discuss with management planning for risk control.

Management is responsible for identifying risk and risk controls which are material to the business and related to its significant business activities, assessing the severity, likelihood, and timing of a potential risk, assessing the costs and potential benefits in addressing the potential risk and developing control and mitigation strategies, as appropriate. Such strategies include enacting programs individually tailored for a certain risk and inserting remedial measures within individual executives’ yearly performance goals and objectives.

In addition to addressing risk issues as described above, from time to time the Board has asked management to conduct an assessment of what it believes are the material risks associated with the business (such assessment is called the “Enterprise Risk Assessment” or “Assessment”) and provide the results of such Assessment for board consideration and comment. This Assessment generally occurs yearly and consists of the Company’s Vice President, General Counsel and the Director of Financial Business Processes conducting interviews with leaders from all our critical departments, compiling and comparing the identified material risks to those risks identified in previous years’ Assessments and to those identified by our competitors in the industry. Management organizes the material risk by severity and likelihood of occurrence, notes which risks identified in the previous Assessment from the previous year continues to exist (and to what extent), and explains which risks had been addressed and to what extent any such risks may have been mitigated. Management then presents the results of its Assessment at the next subsequent board meeting. In each case, the Board reviews and assesses the results and provides management with recommendations on mitigating any such risks as it believes possible and appropriate.

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CORPORATE GOVERNANCE

Certain Relationships and Related Transactions

As part of complying with SEC disclosure obligations, our Audit Committee monitors, reviews and directs for the disclosure, where appropriate, of related party transactions for potential conflicts of interest and other potential improprieties. In doing so, the Audit Committee applies our Code of Business Conduct and Ethics, which is posted on our website at www.bebe.com, under the Corporate Governance Section, and which provides that directors, officers and all other employees are expected to avoid any situation in which personal, family or financial interests conflict or even appear to conflict with our interests. The Corporate Governance Principles and Practices of our Board also requires that a director who has any concerns about a potential conflict of interest will consult with the Board in advance of taking any action, position or interest which might conflict with his or her duties to us.

Specifically, the Audit Committee is interested in any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which we or one of our subsidiaries participates or will participate, where the amount involved exceeds or is expected to exceed $120,000, and a “related person” had, has or will have a direct or indirect interest. Pursuant to applicable SEC guidelines, a “related person” is any person who is or was an executive officer, a director or a director nominee of ours, or an immediate family member of any such individual, and any time since the beginning of our last fiscal year; or who, at the time of the occurrence or at any time during the existence of the transaction, is the beneficial owner of more than 5% of our outstanding shares of Common Stock, or an immediate family member of a beneficial owner of more than 5% of our outstanding Common Stock.

Each director, director nominee, and executive officer also completes a questionnaire on an annual basis designed to elicit information about potential related person transactions. In addition, any related person transaction proposed to be entered into by us or one of our subsidiaries must be reported by our management to our Vice President, General Counsel. Any potential related person transaction that is raised will be analyzed by our Vice President, General Counsel, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction, arrangement or relationship does, in fact, constitute a related person transaction requiring assessment by the Audit Committee.

The Code of Business Conduct and Ethics adopted by the Board also addresses the potential conflicts of interest which may arise when a director, officer, or associate has an interest in a transaction to which we or one of our subsidiaries is a party. If a potential conflict of interest arises concerning one of our officers or directors, all information regarding the issue is to be reported to our Vice President, General Counsel for review and, if appropriate or required under our policies (including our Related Person Transaction Policy), submitted to the Audit Committee for review and disposition.

All disclosed related person transactions will be referred to the Audit Committee for approval, disapproval, ratification, revision or termination.

Manny Mashouf is the uncle of Hamid Mashouf, our Chief Digital and Technology Officer. In fiscal 2016, Hamid Mashouf received a salary of $365,000 and did not earn a bonus. In addition, Hamid Mashouf is eligible to receive stock options and RSUs in accordance with our compensation policies for our officers and received 10,000 RSUs during the fiscal year ended July 1, 2017, which vests as to 20% of the RSUs on each of the first and second anniversaries of the date of grant, and as to 30% of the RSUs on each of the third and fourth anniversaries of the date of grant, subject to Mr. Mashouf’s continued service through each applicable vesting date.

Except as disclosed above or otherwise disclosed in this proxy statement, during the fiscal year ended July 1, 2017, there were not any, nor are there any currently proposed transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000, and in which any executive officer, director or holder of more than 5% of any class of our voting securities, or members of that person’s immediate family, had or will have a direct or indirect material interest.

Our bylaws provide that we will indemnify each of our executive officers and directors to the fullest extent permitted by law.

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CORPORATE GOVERNANCE

Communications with Directors

The Company believes it is important to provide shareholders with the ability to communicate with the Board. Accordingly, shareholders may communicate with any and all of our directors by transmitting correspondence by mail, facsimile or email, addressed as follows:

Board of Directors

c/o Gary Bosch, Corporate Secretary

bebe stores, inc.

400 Valley Drive

Brisbane, CA 94005

Facsimile: (415) 657-4424

Email: gbosch@bebe.com

The Corporate Secretary will maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication or the communication relates to commercial matters not related to the shareholder’s stock ownership, as determined by the Corporate Secretary in consultation with legal counsel. The board of directors or individual directors so addressed shall be advised of any communication withheld for safety, security or other reasons as soon as practicable.

We will make every effort to schedule our annual meeting of shareholders at a time and date to maximize attendance by directors taking into account the directors’ schedules. We believe that annual meetings provide a good opportunity for shareholders to communicate with directors. Last year, all of our directors attended our Annual Meeting of Shareholders.

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PROPOSAL TWO: NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our shareholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules, commonly known as a “Say-on-Pay” vote. Accordingly, we are seeking a non-binding, advisory vote to approve the compensation of our named executive officers as described in the “Summary of Named Executive Officer Compensation” section of this proxy statement and the compensation tables and accompanying narrative disclosure that follow.

Our Compensation Committee and the Board believe that the information provided in the “Compensation Discussion and Analysis” section of this proxy statement, compensation tables and accompanying narrative disclosure demonstrates that our executive compensation program is designed appropriately, emphasizes pay for performance and aligns management’s interests with our shareholders’ interests to support long-term value creation.

Accordingly, our Board recommends that shareholders vote “FOR” the following resolution:

RESOLVED, that shareholders of bebe stores, inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in “Summary of Named Executive Officer Compensation” and the compensation tables in this proxy statement.

While the vote on this resolution is advisory and not binding on us, the Compensation Committee and our Board values thoughtful input from shareholders and will consider the outcome of the vote on this resolution when considering future executive compensation decisions.

Vote Required and Board of Directors’ Recommendation

The advisory resolution on executive compensation requires the approval of the affirmative vote of a majority of votes cast “FOR” the proposal (which shares voting affirmatively also constitute at least a majority of the required quorum). Under applicable rules, broker non-votes and abstentions will not be treated as votes cast. However, abstentions and broker non-votes could prevent the approval of the proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

This advisory resolution is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation programs. Unless the Board modifies its determination on the frequency of future “Say-on-Pay” votes, the next “Say-on-Pay” vote will be held at the 2020 annual meeting of shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL THREE: NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES

The Dodd-Frank Act enables our shareholders to indicate how frequently they believe we should seek a non-binding advisory vote from shareholders on the compensation of our named executive officers, i.e., how frequently to request future “Say-on-Pay” votes from shareholders. We are accordingly seeking a non-binding advisory vote from shareholders as to the frequency with which our shareholders should have an opportunity to provide an advisory approval – a “Say-on-Pay” – of our named executive officer compensation. We are providing our shareholders with the choice of selecting a frequency of three years, two years or one year, or abstaining from this advisory vote.

After careful deliberation, the Board has determined that holding an advisory vote on executive compensation every three years is the most appropriate policy for the Company at this time, and unanimously recommends that shareholders vote for future advisory votes on executive compensation to occur every three years. We believe that an advisory vote held every three years will provide our Board and Compensation Committee with sufficient time to thoughtfully evaluate and respond to shareholder input and effectively implement desired changes to our compensation programs. A triennial vote will also provide our shareholders will sufficient time to evaluate the effectiveness of incentive programs, compensation strategies and our performance.

Based on these factors, the Board recommends that future advisory votes by shareholders on named executive officer compensation occur every three years, until the next advisory vote on the frequency of future “Say-on-Pay” votes. Shareholders are not being asked to approve or disapprove the Board’s recommendation, but rather to indicate their choice among the following frequency options: three years, two years or one year, or to abstain from voting on this item.

Vote Required and Board of Directors’ Recommendation

The non-binding vote on the frequency of future advisory votes on executive compensation requires the approval of the affirmative vote of a majority of the votes cast (which shares voting affirmatively also constitute at least a majority of the required quorum). If none of the frequency alternatives receive a majority, the Board will consider the highest number of votes by shareholders for a frequency alternative to be the frequency that has been selected by our shareholders. Under applicable rules, broker non-votes and abstentions will not be treated as votes cast. However, abstentions and broker non-votes could prevent the approval of the proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO CONDUCT FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS “EVERY 3 YEARS.”

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SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION

Narrative Disclosure on Compensation

As a “smaller reporting company” under SEC rules, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.

This narrative disclosure on compensation discusses the compensation programs and policies in place for our named executive officers (sometimes referred to as “NEOs”). Our fiscal 2017 NEOs are our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer and Controller, each of whom is an executive officer:

Manny Mashouf	Chief Executive Officer (“CEO”) and Chairman of the Board
Walter Parks	President, Chief Operating Officer (“COO”) and Chief Financial Officer (“CFO”)
Darren Horvath	Principal Accounting Officer (“PAO”) and Controller

Mr. Parks became our CFO in August 2017 after serving as our interim CFO since February 2016.

Key Practices and Governance Standards

We are committed to having strong governance standards with respect to our compensation programs and practices. Consistent with this focus, we have the following programs and practices that are mindful of the concerns of our shareholders and best governance.

What We Do

✓ Pay for Performance.  Our NEOs have historically received a significant portion of their compensation in performance-based or equity-based compensation.

✓ Limited Severance Benefits.  Our CEO and Chairman, Mr. Mashouf, and President, COO and CFO, Mr. Parks, do not have any severance benefit protection, and Mr. Horvath, our PAO and Controller, receives only limited severance benefits in the event of certain qualifying terminations of employment.

✓ Multi-Year Vesting Schedules.  We provide for multi-year vesting periods for equity award grants to reinforce a culture in which the Company’s executives remain focused on the Company’s long-term success.

✓ Use of Independent Compensation Consultant.  The Compensation Committee engages its own independent compensation consultant, who assists in the review of our executive compensation programs and pay levels, and confirms their independence on an annual basis.

✓ Risk Management.  Our compensation programs have been designed and are periodically reviewed to ensure that they do not encourage inappropriate risk-taking.

✓ Anti-Hedging and Anti-Pledging Policy.  Our Insider Trading Policy generally prohibits any employee from holding Company securities in a margin account or pledging them as collateral for a loan.

What We Don’t Do

× No Tax Gross Up Payments on Perquisites.  We generally do not permit tax gross-up payments in connection with perquisites provided to executive officers.

× No Excise Tax Gross-Ups.  We do not permit tax gross-up payments under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), on severance and change in control payments and benefits.

× No Single-Trigger Equity Acceleration Upon a Change in Control.  Our equity awards are generally subject to double-trigger acceleration provisions.

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SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION

× No Supplemental Executive Retirement Plans.  We do not maintain a defined benefit pension plan or non-qualified deferred compensation plan for the benefit of our executives.

Compensation Philosophy

The Compensation Committee’s compensation philosophy is to pay its executives for performance, to align Total Direct Compensation (as defined below) to shareholder value, to offer and maintain competitive compensation packages in order to attract and retain well qualified executives, and to offer long-term incentives designed to retain productive executives.

The Compensation Committee evaluates the overall competitiveness of our executive compensation program in order to assist in the objective of attracting and retaining well qualified executives. Accordingly, an executive’s Total Direct Compensation (“TDC”), (which generally represents annualized base salary, annual target cash incentive and an annualized value of equity awards, as may be adjusted for new hire grants) is generally targeted at or near the median among our Peer Group Companies within our industry (see “Role of Compensation Consultant and Management” section, below). Typically, the Compensation Committee strives to set an executive’s cash components (Base Salary and Target Bonus) at or near the median levels of such categories as used by our Peer Group Companies and uses Long Term Incentives (“LTI”) or equity compensation to maintain or, in certain cases, bring, an executive’s Total Direct Compensation to approximately the median of Total Direct Compensation levels among such Peer Group Companies. This approach is directional only and may not be strictly complied with in each individual case. The Compensation Committee retains the discretion to depart from this approach when it believes it necessary in order to attract and/or retain needed and well qualified executives.

While the competitive market data used by the Compensation Committee is an important factor in the compensation approval process, it is just one of several factors considered by the Committee in approving executive compensation, and the Committee retains discretion in determining the nature and extent of its use and sets the total compensation either lower or higher than the target as the circumstances may warrant. Other factors considered by the Committee may include: individual performance; performance of the overall business as well as the relevant individual business unit(s); recommendations from both management and the committee’s compensation consultant; competitive market data; broad trends in executive compensation; retention considerations; and internal pay equity. Further, historically a significant portion of our executives’ Total Direct Compensation has been tied to both meeting performance targets and to encourage long term employment commitments, thus aligning with shareholder interest. Specifically, the opportunity to receive incentive cash compensation is tied to meeting performance targets and equity awards such as RSUs are typically offered with longer-term vesting. These are directional guidelines and may not be used in every case.

Compensation Committee Action

As stated above in “CORPORATE GOVERNANCE – Committees of the Board – Compensation and Management Development Committee,” the Compensation Committee meets to consider, establish and/or approve the compensation of our Chief Executive Officer and other executive officers on an annual basis, or at the time of hire, promotion or other change in responsibilities.

Role of Compensation Consultant and Management

To assist the Compensation Committee in carrying out its responsibility to determine appropriate levels of compensation for our executive officers, the Compensation Committee periodically engages an outside, independent compensation consultant, to assist the Committee in its review of executive and CEO compensation structure and strategy, to conduct competitive reviews of executive compensation for the CEO and other executive

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SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION

officers at competitive peer group companies, to assist in reviewing our annual incentive plan and long-term equity incentive program to reward and retain key executives, to report on market trends and technical developments and to compare our financial and market performance against that of our peer competitive companies. The Committee’s charter gives full authority for retaining and terminating advisors or consultants to the Committee. In addition, certain members of our management team keep well-informed of developments in compensation and benefits matters and participate in the separate gathering and presentation of data related to these matters as requested by the Committee.

Our CEO provides compensation recommendations to the Committee each year regarding each NEO. The Committee reviews each compensation component for competitiveness and alignment with shareholder return. The CEO is not involved in the process for setting his own compensation. The Committee establishes the CEO’s compensation based on an objective assessment against agreed-upon metrics set by the Committee; a compensation analysis; and a self-evaluation by the CEO reviewed with the independent directors based on CEO goals and objectives prepared at the beginning of the fiscal year. The CEO’s total direct compensation package is reviewed annually by the Committee, which then presents its recommendation to the other independent directors for review and comment. After this process, the Committee then makes the final determinations on compensation for the CEO.

For fiscal 2017, the Compensation Committee engaged the compensation consultant Willis Towers Watson for assisting it with compensation analysis and related tasks. Willis Towers Watson has not performed and does not currently provide any other services for management. After review and consultation with Willis Towers Watson, the Compensation Committee determined that there is and was no conflict of interest resulting from retaining Willis Towers Watson during fiscal 2017. In reaching these conclusions, the Compensation Committee considered the factors set forth in the SEC rules.

In August 2016, in assisting the Compensation Committee in its review of industry data and setting fiscal 2017 compensation levels, Willis Towers Watson provided compensation and performance information from sixteen (16) companies doing business within the apparel and specialty retail industry that are comparable to us in terms of size, as measured by revenues and market capitalization. These companies are referred to throughout this section as “Peer Group Companies” and include:

American Apparel, Inc.	Buckle, Inc.	The Cato Corp.
Christopher & Banks Corporation	Citi Trends Inc.	Destination Maternity Corporation
Destination XI Group, Inc.	Francesca’s Holdings Corp.	New York & Company, Inc.
Oxford Industries Inc.	Shoe Carnival Inc.	Tilly’s, Inc.
Tumi Holdings, Inc.	Vera Bradley, Inc.	Vince Holding Corp
Zumiez, Inc.

For this review and compensation setting purposes, and in its effort to maintain the quality of comparative analysis, Willis Towers Watson modified the list of Peer Group Companies it presented to the Company in the previous year as follows: Pacific Sunwear of California, Inc. was excluded because it had filed for bankruptcy; Kate Spade & Co. was excluded because it exceeded the upper limit of the desired revenue range; and Tumi Holdings, Inc. and Vince Holding Corp. were added to the peer group because they are comparable businesses to the Company and were within a reasonable revenue range. The Compensation Committee then reviewed our CEO’s and President, COO and CFO’s fiscal 2016 base salaries, target total cash compensation (Base Salary and Target Bonus) and Total Direct Compensation as compared to those components awarded to similar positions at the Peer Group Companies. The report indicated that both our CEO and President, COO and CFO’s 2016 target TDCs were below the median.

The Compensation Committee further reviewed the 2016 Base Salary, Target Bonus and Total Direct Compensation of our other senior executives other than the CEO and CFO, including Mr. Horvath, and compared such data to market data from two retail survey sources (the “Market Surveys”): (i) Willis Towers Watson 2015 Retail Industry Executive Compensation Database Below $3 Billion in Revenues and (ii) Hay Group, 2015 Retail Executive and Management Total Remuneration Report. The Compensation Committee does not know the

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SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION

constituent companies of the surveys and does not consider such information to be material because the data from such surveys are size-adjusted to appropriately correspond to the Company’s scope of operations and comprised solely of retail companies. The survey results indicated that Mr. Horvath’s TDC was between the 25th percentile and the median of the Market Survey data.

Compensation Components

Base Salary

The Compensation Committee believes that base salaries are important as compensation for day-to-day responsibilities and services and provide the named executive officers a consistent cash flow, assuming acceptable levels of individual performance and ongoing employment. In determining base salaries, the Compensation Committee reviews a number of factors including: experience, expertise, expected future contributions, criticality to the Company; the ranges of base salary for similar positions paid within the apparel retail industry; individual performance during the prior year; and the level, size and complexity of responsibility of the position.

In aiding with its assessment of individual performance for each executive officer (except that of the Chief Executive Officer), the Compensation Committee reviews recommendations from (1) the Chief Executive Officer who annually evaluates the performance of certain NEOs and other executive officers (his direct reports) and (2) other top executives who evaluated the performance of certain other executive officers who were their direct reports. Regarding the assessment of the Chief Executive Officer, the Compensation Committee reviews both his and the Company’s annual performance in relation to performance from the previous year, pre-determined performance targets and the one and three year performance of Peer Group Companies. The Compensation Committee also places emphasis on data taken from the Market Surveys which take into account information found in Peer Group Company proxies and other SEC filings and evaluate total compensation for similarly situated CEO counterparts.

The table below lists the annualized base salaries for fiscal 2017 for our NEOs:

NEO	Base Salary
Manny Mashouf(1)	$900,000
Walter Parks(2)	$500,000
Darren Horvath(3)	$200,000

(1)  Mr. Mashouf’s annual base salary was increased from $850,000 to $900,000 effective September 12, 2016.

(2)  Mr. Parks’ annual base salary was increased from $480,000 to $500,000 effective November 1, 2016.

(3)  Mr. Horvath’s base salary was not increased in fiscal 2017.

Incentive Cash Compensation

Annual Incentive Plan

We have historically maintained a short term incentive plan for certain of our employees, including the NEOs, which is tied directly to achieving Company performance goals, in order to reward these employees for their contribution to our success and to provide incentive for them to help maximize the Company’s profitability and shareholder value.

Target Bonus Opportunity

For fiscal 2017, the Compensation Committee adopted an annual incentive plan (the “2017 AIP”) where each eligible participant may receive an annual bonus equal to a certain percentage of his or her base salary (the percentage defined as “Target Bonus Opportunity”). The particular Target Bonus Opportunity established by the

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SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION

Compensation Committee for each executive officer is based on the officer’s level of responsibility, comparative data taken from compensation surveys, and parity within the organization, generally with greater percentages applicable to the more senior executive officers. The table below shows the 2017 Target Bonus Opportunity as a percentage of base salary and the 2017 target annual incentive cash award for each of the NEOs.

Fiscal 2017 Target Annual Incentive Cash Compensation

NEO	2017 Target Bonus Opportunity as a Percentage of Base Salary	2017 Target Annual Incentive Cash Award
Manny Mashouf(1)	N/A	N/A
Walter Parks(2)	80%	$400,000
Darren Horvath	30%	$60,000

(1)  Mr. Mashouf was not eligible for an annual bonus under the 2017 AIP.

(2)  In November 2016, the Compensation Committee approved Mr. Parks’ participation in the 2017 AIP with a target bonus of 80% of his base salary

Determining Bonus Eligibility

In order to align the interests of the senior executives with those of the shareholders, the Compensation Committee determined that, for bonus eligibility purposes, the CEO and the CEO’s direct reports would be primarily measured against Company earnings before interest, tax, depreciation and amortization, excluding stock based compensation expense (“Adjusted EBITDA”) for fiscal 2017. The actual level of Adjusted EBITDA achieved (assuming a minimum threshold was achieved) would determine the bonus level for which the executive would be eligible. Specifically, the plan has a 25% threshold with achievement of a minimum Adjusted EBITDA goal (“Threshold”) that scales to 100% at achievement of a target Adjusted EBITDA goal (“Target”) and 200% at achievement of the maximum Adjusted EBITDA goal through linear interpolation. In the event Company failed to achieve at least the Threshold performance level, the executive would not be entitled to any bonus. The table below shows the fiscal 2017 goals established by the Compensation Committee at its August 2016 meeting, which are in line with our internal business plan and budget at the time the performance goal was established, and the applicable modifier to each participant’s target bonus that would apply given the Company’s achievement of Adjusted EBITDA.

Fiscal Year 2017 Bonus Target Modifiers – Adjusted EBITDA

Adjusted EBITDA In Millions ($)	Modifier
(6.0)	0.25
(3.0)	0.50
0	0.75
3.0	1.00
6.0	1.25
9.0	1.50
12.0	1.75
15.0	2.00

The Compensation Committee determined that, should the Company achieve at least a minimum threshold Adjusted EBITDA goal, then the NEOs would be secondarily measured against their qualitative individual performance and business unit contributions as approved by the Compensation Committee.

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SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION

2017 AIP Payouts

In April 2017, in light of the Company’s planned cessation of operations, the Board concluded it would be in the best interests of the Company and its shareholders to rescind and terminate the fiscal 2017 Annual Incentive Plan. As a result, none of our employees, including our NEOs, were eligible to receive any payouts under fiscal 2017 Annual Incentive Plan.

Retention Bonuses

In June 2017, our Compensation Committee approved a cash retention bonus to certain key employees, including Messrs. Parks and Horvath, as an incentive for them to remain employed to assist in the restructuring of the Company’s operations. Subject to their continued employment with the Company through December 31, 2017 or such earlier date as may be determined by the Company, Messrs. Parks and Horvath will be eligible to receive cash bonuses of $500,000 and $50,000, respectively. Mr. Mashouf is not eligible to receive a cash retention bonus.

Long-Term Equity Incentive Awards

The objective of long-term equity incentives are to align the financial interests of our NEOs with the interests of our shareholders by focusing NEO attention on the successful longer-term strategic management of the business, to attract, motivate and retain a high-performing group of NEOs, and to minimize shareholder dilution.

We provide our NEOs with the opportunity to earn long-term equity incentives for achieving our long-range financial, stock price and strategic objectives. This component of our compensation programs complements our annual cash incentive programs by rewarding growth in shareholder value that is sustained over several years and encouraging participants to focus on longer-term performance measures. Long-term equity incentives align our executives’ interests with those of our shareholders. In fiscal 2017, our annual long-term equity incentives program consisted solely of time-vesting RSUs.

The determination of appropriateness and size of the LTI grants for an individual is based on that particular individual’s responsibilities and expected contribution. Pursuant to our Compensation Philosophy, we generally endeavor to determine the size of the LTI grants to maintain or bring each of our NEO’s target TDC levels to approximately the median of TDC levels for his or her comparable position in our Peer Group Companies. However, the Compensation Committee retains discretion in determining the nature and extent of its use of competitive market data and ultimately approves each NEO’s LTI grants such that such NEO’s target TDC may be lower or higher than the median TDC in our Peer Group Companies, as it deems warranted, as discussed above in the “Total Direct Compensation” section.

In September 2016, as part of our annual equity grants, we made grants of 20,000 and 2,500 RSUs, respectively (as adjusted for the Company’s 10:1 reverse stock split effective December 9, 2016), to each of Messrs. Parks and Horvath pursuant to our Restricted Stock Incentive Plan, which is implemented under our 1997 Plan. These RSU awards vest as to 20% of the RSUs on each of the first and second anniversaries of the date of grant, and as to 30% of the RSUs on each of the third and fourth anniversaries of the date of grant, subject to the recipient’s continued service through each applicable vesting date.

In addition, in November 2016, the Compensation Committee approved an additional grant of 30,000 RSUs (as adjusted for the Company’s 10:1 reverse stock split effective December 9, 2016) to Mr. Parks in recognition of his performance and intensive turnaround efforts and after consideration of peer company information provided by Willis Towers Watson. This RSU award also vests as to 20% of the RSUs on each of the first and second anniversaries of the date of grant, and as to 30% of the RSUs on each of the third and fourth anniversaries of the date of grant, subject to Mr. Parks’ continued service through each applicable vesting date.

bebe stores, inc.	22

SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION

Benefits and Perquisites

In fiscal 2017, we offered additional benefits designed to be competitive with overall market practices, and to attract and retain the talent needed in the Company. Our named executive officers were eligible to participate in our general benefit programs, available to all regular full-time employees, which include: the bebe Retirement and Savings Plan (Section 401(k) plan), with Company matching 10% of employee contributions; an employee stock purchase plan; the bebe Health and Welfare Plan (healthcare coverage); a specified medical cost reimbursement plan; life insurance; disability pay; and paid holidays. We do not maintain a defined benefit pension plan or a nonqualified deferred compensation plan.

In connection with Mr. Mashouf’s appointment as our Chief Executive Officer, the Compensation Committee approved a payment of $8,000 per month toward the cost of housing in Los Angeles. We believe that this benefit is reasonable to assist Mr. Mashouf with the costs of maintaining their primary residence outside of the Los Angeles area while working in Los Angeles because of his position with the Company.

Severance, Change in Control Benefits and Related Matters

Messrs. Mashouf and Parks are not entitled to any severance or change in control benefits.

Mr. Horvath is eligible to receive certain benefits in the event of a qualifying termination pursuant to the bebe stores, inc. Severance Plan (the “Severance Plan”) and a separation agreement to be entered into between Mr. Horvath and the Company in the event of such a termination (the “Separation Agreement”), which includes a general release of claims against the Company. Pursuant to the Severance Plan and Separation Agreement, in the event of an involuntary termination by the Company or a Constructive Termination (as defined below), subject to Mr. Horvath’s execution and delivery of the Separation Agreement, Mr. Horvath is entitled to receive (i) a lump sum cash payment equal to $46,153.85, less any applicable withholdings; (ii) payment of COBRA continuation coverage premiums for up to six months following the date of his termination; and (iii) payment for individual or group career transition outplacement services for up to six months.

For the purposes of the Severance Plan, “Constructive Termination” means a participant’s resignation from employment with the Company that is effective within one-hundred twenty (120) days after the occurrence, without the participant’s written consent, of any of the following: (i) a material diminution in the participant’s base pay that is not proportionately applicable to other similarly-situated employees of the Company generally; (ii) a material diminution in the participant’s job responsibilities or duties, provided, that any change made solely as the result of the Company becoming a subsidiary or business unit of a larger company in a change of control shall not provide for a Constructive Termination; or (iii) a material change of at least fifty (50) miles in the geographic location at which the participant must regularly perform services for bebe; or (iv) the failure of any acquirer of or successor to the Company to assume the Severance Plan; or (v) a material breach of any employment or similar agreement. Notwithstanding the foregoing, a resignation shall not constitute a “Constructive Termination,” unless the condition giving rise to such resignation continues more than thirty (30) days following the participant’s written notice of such condition provided to the Company within ninety (90) days of the first occurrence of such condition.

bebe stores, inc.	23

SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to the CEO and the three other most highly compensated NEOs employed at the end of the year (other than the Chief Financial Officer). Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance-based” as defined in Section 162(m) of the Internal Revenue Code. The Compensation Committee believes that, in establishing the cash and equity incentive compensation plans and arrangements for our executive officers, the potential deductibility of the compensation payable under those plans and arrangements should be only one of a number of relevant factors taken into consideration and not the sole governing factor. For that reason, the Compensation Committee may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash incentive awards or equity incentive awards, which may not be deductible by reason of Section 162(m) or other provisions of the Code.

The Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Governing Policies Regarding Company Securities

The Company maintains an Insider Trading Policy (“ITP”) which prohibits any employee from trading Company securities while in possession of material, non-public information. The ITP also prohibits employees from holding Company securities in a margin account or pledging them as collateral for a loan, due to the fact that the holder of the securities, upon a default by the employee, may trade the securities at a time where the employee may be in possession of material, non-public information. An exception was created to the prohibition of an employee pledging Company Securities as collateral for a loan where the employee can clearly demonstrate the financial capacity to repay the loan without resort to the pledged securities. Any employee wishing to pledge Company securities under this exception must first receive pre-approval for the proposed transaction from the Insider Trading Compliance Committee in accordance with the pre-approval procedures set forth in the policy.

We allow for the use of Rule 10b5-1 trading plans by our directors and executives which provide for the pre-established trading of our Common Stock.

bebe stores, inc.	24

SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth information for the fiscal years ended July 1, 2017, July 2, 2016 and July 4, 2015 concerning the compensation of our named executive officers.

Name, Principal Position in 2017 and Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Manny Mashouf Chief Executive Officer
2017	$864,615	$0	$0	$0	$0	$97,800	$962,415
2016	$268,269	$0	$0	$0	$0	$436,027	$704,296

Walter Parks President, Chief Operating Officer, Interim Chief Financial Officer
2017	$480,077	$0	$283,000	$0	$0	$1,800	$764,770
2016	$160,615	$0	$0	$0	$0	$10,554	$171,169

Darren Horvath Principal Accounting Officer and Controller
2017	$200,000	$0	$16,250	$0	$0	$1,800	$216,050
2016	$197,608	$0	$7,480	$0	$0	$1,943	$207,031
2015	$190,000	–	$62,979	$52,231	$28,500	$1,362	$335,072

(1)  Amounts shown in the Salary column of this table reflect the amount actually received by the named executive officer, not such officer’s annual rate of pay for the fiscal year.

(2)  Amounts shown represent the aggregate grant date fair value of RSUs, and for fiscal 2015, performance-based RSUs (“PRSUs”), granted in the year indicated computed in accordance with FASB ASC Topic 718. These grants are valued based on the closing price of our Common Stock on the date of grant. The grant date fair value of the PRSUs reflected in this column is the target payout based on the probable outcome of the performance-based conditions, determined as of the grant date.

(3)  Amounts shown represent the aggregate grant date fair value of options granted in the year indicated computed in accordance with FASB ASC Topic 718. Assumptions used to calculate the value of the stock options are set forth under footnote 13 in our 10-K filing for fiscal year ended July 4, 2015.

(4)  No amounts were earned during fiscal 2017 under the Company’s Annual Incentive Program as the program was terminated in April 2017.

(5)  The dollar amounts for each perquisite and each other item of compensation shown in the “All Other Compensation” column and in this footnote represent the Company’s incremental cost of providing the perquisite or other benefit to our NEOs, in each case without taking into account the value of any income tax deduction for which the Company is eligible. Amounts include $1,800 in Company matching contributions to the Company’s 401(k) plan for each of our NEOs, as well as, for Mr. Mashouf, $96,000 in the value of housing benefits.

bebe stores, inc.	25

SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of shares of Common Stock underlying outstanding equity incentive plan awards for each named executive officer as of July 1, 2017, as adjusted for the Company’s 10:1 reverse stock split effective December 9, 2016:

Name and Grant Date	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable(1)	Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Manny Mashouf
	0	0	–	–	0	0	0	0
Walter Parks
9/6/2016	0	0	–	–	20,000(3)	$119,000	0	0
11/15/2016					30,000(3)	$178,500

Darren Horvath
10/3/2014	1,116	1,116	2.34	10/2/2024			0	0
10/3/2014					449(4)	$2,672
10/3/2014					1,794(5)	$10,674
8/27/2015					267(6)	$1,589
9/6/2016					2,500(3)	$14,875

(1) Stock options granted during fiscal 2014 and later vest over four years, with 25% of the award vesting annually on the anniversary of the grant date, subject to the recipient’s continued employment through each vesting date.

(2) Amounts are calculated by multiplying the number of units shown in the table by $5.95 per share, which was the closing price of our Common Stock on June 30, 2017, the last trading day of fiscal year 2017.

(3) These time-vesting RSUs vest as to 20% of the RSUs on each of the first and second anniversaries of the date of grant, and as to 30% of the RSUs on each of the third and fourth anniversaries of the date of grant, subject to the recipient’s continued employment through each vesting date.

(4) These time-vesting RSUs vest over four years, with 25% of the award vesting annually on the anniversary of the grant date, subject to the recipient’s continued employment through each vesting date.

(5) Represents PRSUs that were deemed 100% earned by the Compensation Committee following the 2015 fiscal year end and thus vest ratably on each of the first, second and third anniversaries of the grant date, subject to the recipient’s continued employment through each vesting date.

(6) These time-vesting RSUs vest over 3 years, with 1/3 of the award vesting annually on the anniversary of the grant date, subject to the recipient’s continued employment through each vesting date.

bebe stores, inc.	26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 29, 2017, with respect to the beneficial ownership of our Common Stock by (i) all persons known by us to be the beneficial owners of more than 5% of our outstanding Common Stock, (ii) each of our directors and director-nominees, (iii) each of our executive officers named in the Summary Compensation Table in this Proxy Statement and (iv) all of our executive officers and directors as a group:

	Shares Owned(1)
Name and Address of Beneficial Owners(2)	Number of Shares	Percentage of Class%
5% Stockholders
Manny Mashouf(3)	4,608,842	56.8
Lloyd I. Miller, III(4)	807,144	9.9
Prentice Capital Management, LP(5)	440,931	5.4

Named Executive Officers and Directors
Manny Mashouf(3)	4,608,842	56.8
Brett Brewer(6)	28,156	*
Seth Johnson(6)	28,156	*
Robert Galvin(6)	29,176	*
Corrado Federico(7)	138,757	1.7
Darren Horvath(8)	3,112	*
Walter Parks	10,000	*
All directors, director nominees and executive officers as a group (7 persons)(9)	4,844,784	59.7

*	Less than 1%

(1)	Number of shares beneficially owned and the percentage of shares beneficially owned are based on 8,113,261 shares outstanding as of September 29, 2017. We determine beneficial ownership in accordance with the rules of the SEC and a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon exercise of outstanding options. Shares of Common Stock subject to options granted under bebe’s 1997 Plan, as amended, that are currently exercisable or exercisable within 60 days of September 29, 2017 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of such person, but are not deemed to be outstanding or to be beneficially owned for the purpose of computing the percentage of ownership of any other person. Except as indicated in the footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, we believe that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Unless otherwise noted, the address of each beneficial owner is c/o bebe stores, inc., 400 Valley Drive, Brisbane, California 94005.

(3)	Includes 35,754 shares held in trusts for the benefit of Mr. Mashouf’s children, as to which Mr. Mashouf disclaims beneficial ownership; 1,049,076 shares held by the Manny Mashouf Charitable Remainder UniTrust dated 01/23/14; 16,233 shares held by the Manny Mashouf Charitable Remainder Trust dated 12/21/98; 35,199 shares held by the Manny Mashouf Foundation dated 1/23/14; and 2,986,579 shares owned by the Manny Mashouf Living Trust dated 5/2/17 of which Mr. Mashouf is trustee.

(4)

Based on information reported in a Schedule 13G/A filed with the SEC on April 24, 2017. Mr. Miller has sole voting and dispositive power with respect to 793,114 shares as (i) manager of a limited liability company that is the adviser to a certain trust, (ii) manager of a limited liability company that is the general partner of certain

bebe stores, inc.	27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

limited partnerships, (iii) manager of a limited liability company, and (iv) managing member of a limited liability company. Mr. Miller has shared voting and dispositive power with respect to 14,030 shares as an advisor to the trustee of a certain trust. The address of Mr. Miller is 3300 South Dixie Highway, Suite 1-365, West Palm Beach, FL 33405.

(5)	Based on information reported in a Schedule 13G/A filed with the SEC on February 17, 2017. Prentice Capital Long/Short Equity Fund, LP (“Prentice Long/Short”) is the owner of the shares, and shares voting and dispositive power over the shares with Prentice Capital Management, LP (“Prentice Capital Management”), the investment manager of Prentice Long/Short, and Michael Zimmerman, the managing member of certain entities that, directly or indirectly, serve as the general partner or investment manager of Prentice Long/Short. The address of Prentice Long/Short, Prentice Capital Management, and Mr. Zimmerman is 100 West Putnam Avenue-Slagle House, Greenwich, CT 06830.

(6)	Includes 12,037 RSUs vesting or settled within 60 days of September 29, 2017.

(7)	Includes 22,633 shares subject to options exercisable within 60 days of September 29, 2017 and 12,037 RSUs vesting or settled within 60 days of September 29, 2017.

(8)	Includes 1,674 shares subject to options exercisable within 60 days of September 29, 2017.

(9)	Includes 22,663 shares subject to options exercisable within 60 days of September 29, 2017 and 48,148 RSUs vesting or settled within 60 days of September 29, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers, directors and persons who beneficially own more than 10% of bebe’s Common Stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the forms received by us or written representations from certain Reporting Persons, we believe that all Reporting Persons complied with all applicable reporting requirements during the fiscal year ended July 1, 2017.

Equity Compensation Plan Information

The following table provides information as of July 1, 2017 with respect to shares of our Common Stock that may be issued under our existing equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
	(a)	(b)	(c)

Equity compensation plans approved by shareholders(1)	312,906(2)	$65.15(3)	667,821

Equity compensation plans not approved by shareholders	0	0	0

Total	312,906	$65.15	667,821

(1)	Includes the 1997 Stock Plan and 1998 Stock Purchase Plan.

(2)	Represents 130,972 shares to be issued upon exercise of outstanding options and 181,934 shares underlying restricted stock unit awards.

(3)	Represents the weighted-average exercise price of outstanding options.

bebe stores, inc.	28

PROPOSAL FOUR: APPROVAL OF AMENDMENT TO BEBE’S AMENDED AND RESTATED BYLAWS TO REDUCE THE SIZE OF OUR BOARD OF DIRECTORS

Our Board has adopted a resolution declaring advisable, and recommending to our stockholders for their approval, an amendment to Section 3.2 of our Second Amended and Restated Bylaws to reduce the minimum size of the Board from five members to three members and the maximum size from nine members to five members, with the final decision whether to proceed with the filing of the amendment to be determined by the Board, in its discretion, following stockholder approval (if received), but not later than December 15, 2018. The form of the proposed Amended and Restated Bylaws, marked to reflect changes to the Bylaws as currently in effect, is attached to this proxy statement as Appendix A (the “Amended Bylaws”).

The purpose of amending the Bylaws is to allow the size of the Board to decrease from five to three members and the maximum size from nine members to five members, simplifying the process and expenses associated with the efforts of the Board. The Board intends to adopt the Amended Bylaws only if it believes that such a decrease in the size of the Board is in the best interests of the Company and our stockholders.

If this Proposal is approved, the Board would have the sole discretion to elect to adopt the Amended Bylaws, or not to adopt the Amended Bylaws if they concluded it was not in the best interest of the stockholders of the Company. Providing this authority to the Board rather than mere approval of an immediate adoption of the Amended Bylaws, would give the Board flexibility to react to the imperatives of our corporate governance demands, market conditions and act in the best interests of the Company and our stockholders. The Company believes that giving the Board the authority, but not the mandate, to adopt the Amended Bylaws will provide it with the flexibility to implement changes in the governing documents of the Company, if it does at all, at a time that it believes would be advantageous for the Company and its stockholders.

If the Board determines to adopt the Amended Bylaws, the Company would approve such an amendment in substantially the form of the Amended Bylaws attached to this proxy statement as Appendix A.

If our stockholders approve the Amended Bylaws proposal at the annual meeting, the adoption of the Amended Bylaws will be effected, if at all, only upon a determination by the Board that such adoption is in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the adoption of the Amended Bylaws.

We do not believe that our officers or directors have interests in this proposal that are different from or greater than those of any other of our stockholders.

Effective Date

A proposed adoption of the Amended Bylaws, if approved by our stockholders, would become effective when the Board adopts the Amended Bylaws, which would be substantially in the form attached to this proxy statement as Appendix A. As soon as practical after the effective date of the adoption of the Amended Bylaws, the stockholders will be notified that the Amended Bylaws are in effect.

Required Vote

The approval of the amendment to our Bylaws, requires the affirmative vote of a two-thirds majority of the outstanding shares entitled to vote on such action pursuant to the Bylaws and further requires that less than 16 2/3% of the outstanding shares entitled to vote against the proposal. Broker non-votes and abstentions have the same effect as a vote against this proposal with respect to attaining the affirmative vote of a two-thirds majority of the outstanding shares entitled to vote on such action.

bebe stores, inc.	29

PROPOSAL FOUR: APPROVAL OF AMENDMENT TO BEBE’S AMENDED

AND RESTATED BYLAWS TO REDUCE THE SIZE OF

OUR BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO OUR BYLAWS TO REDUCE THE MINIMUM SIZE OF THE BOARD OF DIRECTORS FROM FIVE MEMBERS TO THREE MEMBERS AND THE MAXIMUM SIZE FROM NINE MEMBERS TO FIVE MEMBERS.

bebe stores, inc.	30

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the quality of our financial statements and our financial reporting on behalf of the board of directors. Management has the primary responsibility for the financial statements, maintaining appropriate accounting and financial reporting principles and policies and the reporting process, including internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements, expressing an opinion as to the conformity of our audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee consists of three directors, each of whom, in the judgment of the board, is an independent director for purposes of the Nasdaq Listing Rules as they apply to audit committee members.

The Audit Committee has discussed and reviewed with Deloitte & Touche LLP all matters required by the applicable regulations prescribed by the Public Company Accounting Oversight Board and Securities and Exchange Commission. The Audit Committee also received from Deloitte & Touche LLP written disclosures and the letter, required by the applicable regulations of the Public Company Accounting Oversight Board, regarding the independent accountant’s independence. The Audit Committee has discussed the matter of independence of Deloitte & Touche LLP with that firm, including a review of both audit and non-audit fees, and satisfied itself as to the auditors’ independence.

The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP the audited consolidated financial statements. The Audit Committee has met with Deloitte & Touche LLP, with and without management present, to discuss the overall scope of Deloitte & Touche LLP’s audit, the results of its examinations, its evaluations of our internal controls and the overall quality of our financial reporting.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended July 1, 2017.

Brett Brewer

Seth Johnson

Robert Galvin, Chair

bebe stores, inc.	31

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Shareholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a shareholder proposal to be included in our proxy materials for the 2018 annual meeting, we must receive the proposal at our principal executive offices, addressed to the Corporate Secretary, not later than July 3, 2018. In addition, shareholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal in compliance with the requirements set forth in our bylaws, addressed to the Corporate Secretary at our principal executive offices, not later than July 3, 2018.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the only business that the Board intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

HOUSEHOLDING

In order to reduce expenses, we are taking advantage of certain SEC rules, commonly known as “householding,” that permit us to deliver, in certain cases, only one Notice, Annual Report or Proxy Statement, as applicable, to multiple shareholders sharing the same address, unless we have received contrary instructions from one or more of the shareholders. If you received a householded mailing this year and would like to have additional copies of the Notice, Annual Report, Proxy Statement or other proxy materials sent to you, please submit your request directed to our Corporate Secretary, at 400 Valley Drive, Brisbane, CA 94005, (415) 715-3900. If you hold your stock in street name, you may revoke your consent to householding at any time by notifying your broker.

If you are currently a shareholder sharing an address with another of our shareholders and wish to have your future proxy statements and annual reports householded, please contact our Corporate Secretary at the above address or telephone number.

ADDITIONAL INFORMATION

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Fiscal 2017 Form 10-K as filed with the SEC, including the financial statements and schedules thereto. In addition, such report is available, free of charge, through the investor relations section of our Internet website at http://www.bebe.com on the “SEC Filings” Page. A request for a copy of such report should be directed to Gary Bosch, our Vice President, General Counsel and Corporate Secretary, at 400 Valley Drive, Brisbane, CA 94005, (415) 715-3900.

bebe stores, inc.	32

Appendix A

~~SECOND~~THIRD AMENDED AND RESTATED BYLAWS

OF

bebe stores, inc.

INDEX

ARTICLE I

OFFICES

~~SECOND~~THIRD AMENDED AND RESTATED BYLAWS

OF

bebe stores, inc.

ARTICLE I

OFFICES

SECTION 1.1 PRINCIPAL EXECUTIVE OFFICE.

The principal executive office for the transaction of the business of bebe stores, inc. (the “Corporation”) is hereby fixed and located at 400 Valley Drive, Brisbane, California 94005, County of San Mateo, State of California. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another.

SECTION 1.2 OTHER OFFICES.

Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF SHAREHOLDERS

SECTION 2.1 ANNUAL MEETING.

An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date and at such time as the Board shall each year fix, which date shall be within fifteen months of the last annual meeting of shareholders.

SECTION 2.2 SPECIAL MEETING.

Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting. Notice of such special meeting shall be given in the same manner as for the annual meeting of shareholders.

SECTION 2.3 NOTICE OF MEETINGS.

Written notice of the place, date and time of all meetings of the shareholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each shareholder entitled to vote at such meeting, and to each shareholder not entitled to vote who is entitled by statute to notice, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the California General Corporation Law or the Articles of Incorporation (the “Articles”) of the corporation). In the case of a special meeting, such notice shall include the purpose or purposes for which the meeting is called. Notice shall be given either by mail or by presenting it to the shareholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post-office address as it appears on the records of the corporation, with postage thereon prepaid.

SECTION 2.4 LIMITATION ON BUSINESS AT SPECIAL MEETINGS.

Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

SECTION 2.5 QUORUM.

At any meeting of the shareholders, the holders of a majority of all the issued and outstanding shares of the capital stock of the corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting, unless or to the extent that the presence of a larger

bebe stores, inc.	A-1

number may be required by the Articles or by law. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting to another place, date or time.

SECTION 2.6 VOTING AND PROXIES.

A majority of the votes cast at a meeting of shareholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute, by these Bylaws or by the Articles. Unless otherwise provided by statute or in the Articles, each shareholder shall, at every meeting of the shareholders, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

At any meeting of the shareholders, every shareholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. No shareholder may authorize more than one proxy for his shares.

SECTION 2.7 INSPECTORS OF ELECTION.

The Board or, if the Board shall not have made the appointment, the chairman presiding at any meeting of shareholders, shall have power to appoint one or more persons to act as inspectors of election at the meeting or any adjournment thereof, but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.

SECTION 2.8 CONDUCT OF THE SHAREHOLDERS’ MEETING.

At every meeting of the shareholders, the Chairman, if there is such an officer, or if not, the President of the corporation, or in his absence the Vice President designated by the President, or in the absence of such designation any Vice President, or in the absence of the President or any Vice President, a chairman chosen by the majority of the voting shares represented in person or by proxy, shall act as Chairman. The Secretary of the corporation or a person designated by the Chairman shall act as Secretary of the meeting. Unless otherwise approved by the Chairman, attendance at the shareholders’ meeting is restricted to shareholders of record, persons authorized in accordance with Section 2.6 of these Bylaws to act by proxy and officers of the corporation.

SECTION 2.9 CONDUCT OF BUSINESS.

The Chairman shall call the meeting to order, establish the agenda and conduct the business of the meeting in accordance therewith or, at the Chairman’s discretion, it may be conducted otherwise in accordance with the wishes of the shareholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one shareholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.9 and Section 2.10, below. The Chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 0 and Section 0, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 2.10 NOTICE OF SHAREHOLDER BUSINESS.

At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly

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brought before the meeting by or at the direction of the Board of Directors, (c) properly brought before an annual meeting by a shareholder or (d) properly brought before a special meeting by a shareholder, but if, and only if, the notice of a special meeting provides for business to be brought before the meeting by shareholders. For business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder proposal to be presented at an annual meeting shall be received at the corporation’s principal executive offices not less than 120 calendar days in advance of the date that the corporation’s (or the corporation’s predecessor’s) proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, or in the event of a special meeting, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual or special meeting (a) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the special meeting, (b) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business.

SECTION 2.11 ACTION WITHOUT MEETING.

An action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the actions so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Prompt notice of the taking of a corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

SECTION 2.12 STOCK LIST.

A complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order for each class of stock and showing the address of each such shareholder and the number of shares registered in his name, shall be open to the examination of any such shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such shareholder who is present. This list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE III

DIRECTORS

SECTION 3.1 POWERS.

Subject to the limitations stated in the Articles of Incorporation, these Bylaws, and the California General Corporation Law as to actions which shall be approved by the shareholders or by the affirmative vote of a majority of the outstanding shares entitled to vote, and subject to the duties of Directors as prescribed by the California General Corporation Law, all corporate powers shall be exercised by, or under the direction of, and the business and affairs of the corporation shall be managed by, the Board of Directors.

SECTION 3.2 NUMBER OF DIRECTORS.

The authorized number of Directors of the corporation shall not be less than ~~five~~three (~~5~~3), nor more than ~~nine~~five (~~9~~5), with the exact number of Directors to be fixed from time to time within such limit by a duly adopted resolution of the Board of Directors or the Shareholders. The exact number of Directors shall be ~~six~~five (~~6~~5) until changed within the limits specified above by a duly adopted resolution of the Board of Directors or Shareholders.

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SECTION 3.3 ELECTION AND TERM OF OFFICE.

The Directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the Directors are not elected thereat, the Directors may be elected at any special meeting of the shareholders held for that purpose. All Directors shall hold office until the expiration of the term for which elected and until their respective successors are elected, except in the case of the death, resignation or removal of any Director. A Director need not be a shareholder.

SECTION 3.4 RESIGNATION.

Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

SECTION 3.5 REMOVAL.

The entire Board of Directors or any individual Director may be removed from office, prior to the expiration of their or his term of office only in the manner and within the limitations provided by the California General Corporation Law.

No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of such Director’s term of office.

SECTION 3.6 VACANCIES.

A vacancy in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any Director or Directors are elected to elect the full authorized number of Directors to be voted for at that meeting.

Vacancies in the Board of Directors may be filled by a majority of the Directors then in office, whether or not less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until the expiration of the term for which he was elected and until his successor is elected at an annual or a special meeting of the shareholders, or until his death, resignation or removal.

The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote. A Director may not be elected by written consent to fill a vacancy created by removal except by unanimous written consent of all shares entitled to vote for the election of directors.

SECTION 3.7 ORGANIZATION MEETING.

Immediately after each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, the election of officers and the transaction of other business. No notice of such meeting need be given.

SECTION 3.8 OTHER REGULAR MEETINGS.

The Board of Directors may provide by resolution the time and place for the holding of regular meetings of the Board; provided, however, that if the date so designated falls upon a legal holiday, then the meeting shall be held at the same time and place on the next succeeding day which is not a legal holiday. No notice of such regular meetings of the Board need be given.

SECTION 3.9 CALLING MEETINGS.

Meetings of the Board of Directors for any purpose or purposes shall be held whenever called by the Chairman of the Board, the Vice Chairman of the Board, the President or the Secretary or any two Directors of the corporation.

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SECTION 3.10 PLACE OF MEETINGS.

Meetings of the Board of Directors shall be held at any place within or without the State of California which may be designated in the notice of the meeting, or, if not stated in the notice or there is no notice, designated by resolution of the Board. In the absence of such designation, meetings of the Board of Directors shall be held at the principal executive office of the corporation.

SECTION 3.11 TELEPHONIC MEETINGS.

Members of the Board may participate in a regular or special meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section 3.11 constitutes presence in person at such meeting.

SECTION 3.12 NOTICE OF SPECIAL MEETINGS.

Written notice of the time and place of special meetings of the Board of Directors shall be delivered personally to each Director, or sent to each Director by mail, telephone or telegraph. In case such notice is sent by mail, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by telephone or telegraph, it shall be so delivered at least forty-eight (48) hours prior to the time of the holding of the meeting. Such notice may be given by the Secretary of the corporation or by the persons who called said meeting. Such notice need not specify the purpose of the meeting, and notice shall not be necessary if appropriate waivers, consents and/or approvals are filed in accordance with Section 3.13 of these Bylaws.

SECTION 3.13 WAIVER OF NOTICE.

Notice of a meeting need not be given to any Director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 3.14 ACTION WITHOUT MEETING.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors.

SECTION 3.15 QUORUM.

A majority of the authorized number of Directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors, unless the Articles of Incorporation, or the California General Corporation Law, specifically requires a greater number. In the absence of a quorum at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting as provided in Section 3.16 of these Bylaws. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of enough Directors to leave less than a quorum, if any action taken is approved by at least a majority of the required quorum for such meeting.

SECTION 3.16 ADJOURNMENT.

Any meeting of the Board of Directors, whether or not a quorum is present, may be adjourned to another time and place by the vote of a majority of the Directors present. Notice of the time and place of the adjourned meeting need not be given to absent Directors if said time and place are fixed at the meeting adjourned.

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SECTION 3.17 INSPECTION RIGHTS.

Every Director shall have the absolute right at any time to inspect, copy and make extra copies of, in person or by agent or attorney, all books, records and documents of every kind and to inspect the physical properties of the corporation.

SECTION 3.18 FEES AND COMPENSATION.

Directors shall not receive any stated salary for their services as directors, but, by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

SECTION 3.19 LOANS TO OFFICERS.

The corporation may not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any member of the Board of Directors or any executive officer (or equivalent thereof) of the corporation.

ARTICLE IV

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

SECTION 4.1 EXECUTIVE COMMITTEE.

The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, appoint an executive committee, consisting of two or more Directors. The Board may designate one or more Directors as an alternate member of such committee, who may replace any absent member of any meeting of the committee. The executive committee, subject to any limitations imposed by the California General Corporation Law, or by resolution adopted by the affirmative vote of a majority of the authorized number of Directors, or imposed by the Articles of Incorporation or by these Bylaws, shall have and may exercise all of the powers of the Board of Directors.

SECTION 4.2 OTHER COMMITTEES.

The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate such other committees, each consisting of 2 or more Directors, as it may from time to time deem advisable to perform such general or special duties as may from time to time be delegated to any such committee by the Board of Directors, subject to the limitations contained in the California General Corporation Law, or imposed by the Articles of Incorporation or by these Bylaws. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.

SECTION 4.3 MINUTES AND REPORTS.

Each committee shall keep regular minutes of its proceedings, which shall be filed with the Secretary. All action by any committee shall be reported to the Board of Directors at the next meeting thereof, and, insofar as rights of third parties shall not be affected thereby, shall be subject to revision and alteration by the Board of Directors.

SECTION 4.4 MEETINGS.

Except as otherwise provided in these Bylaws or by resolution of the Board of Directors, each committee shall adopt its own rules governing the time and place of holding and the method of calling its meetings and the conduct of its proceedings and shall meet as provided by such rules, and it shall also meet at the call of any member of the committee. Unless otherwise provided by such rules or by resolution of the Board of Directors, committee meetings shall be governed by Sections 3.11, 3.12 and 3.13 of these Bylaws.

SECTION 4.5 TERM OF OFFICE OF COMMITTEE MEMBERS.

The term of office of any committee member shall be as provided in the resolution of the Board of Directors designating him but shall not exceed his term as a Director. Any member of a committee may be removed at any time by resolution adopted by Directors holding a majority of the directorships, either present at a meeting of the Board or by written approval thereof.

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ARTICLE V

OFFICERS

SECTION 5.1 OFFICERS.

The officers of the corporation shall be a President, a Vice President, a Secretary and a Treasurer, who shall be the Chief Financial Officer of the corporation. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Vice Chairman of the Board, one or more additional Vice Presidents, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3. One person may hold two or more offices. At least one of the Chairman of the Board and the Vice Chairman of the Board must be a person who is neither an employee nor a controlling stockholder or relative or affiliate of an employee or controlling stockholder.

SECTION 5.2 ELECTION.

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 and 5.5, shall be chosen annually by the Board of Directors and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

SECTION 5.3 SUBORDINATE OFFICERS, ETC.

The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

SECTION 5.4 REMOVAL AND RESIGNATION.

Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by an officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.5 VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

SECTION 5.6 CHAIRMAN OF THE BOARD.

The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

SECTION 5.7 VICE CHAIRMAN OF THE BOARD.

The Vice Chairman of the Board, if there shall be such an officer, shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

SECTION 5.8 PRESIDENT.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the general manager and chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by these Bylaws.

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SECTION 5.9 VICE PRESIDENT.

In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

SECTION 5.10 SECRETARY.

The Secretary shall keep, or cause to be kept, a book of minutes in written form of the proceedings of the Board of Directors, committees of the Board, and shareholders. Such minutes shall include all waivers of notice, consents to the holding of meetings, or approvals of the minutes of meetings executed pursuant to these Bylaws or the California General Corporation Law. The Secretary shall keep, or cause to be kept at the principal executive office or at the office of the corporation’s transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

The Secretary shall give or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

SECTION 5.11 TREASURER AND CHIEF FINANCIAL OFFICER.

The Treasurer and Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account in written form or any other form capable of being converted into written form.

The Treasurer and Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse all funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions as Treasurer and Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

SECTION 5.12 ASSISTANT SECRETARY.

The Assistant Secretary shall have all the powers, and perform all the duties of, the Secretary in the absence or inability of the Secretary to act.

SECTION 5.13 COMPENSATION.

The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a Director of the corporation.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1 RECORD DATE.

The Board of Directors may fix, in advance, a time in the future as the record date for the determination of shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action. Shareholders on the record date are entitled to notice and to vote or receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares in the books of the corporation after the record date, except as otherwise provided by law. Said record date shall not be more than sixty (60) or less than ten (10) days prior to the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

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If no record date is fixed by the Board of Directors, the record date shall be fixed pursuant to the California General Corporation Law.

SECTION 6.2 INSPECTION OF CORPORATE RECORDS.

The accounting books and records, and minutes of proceedings of the shareholders and the Board of Directors and committees of the Board shall be open to inspection upon written demand made upon the corporation by any shareholder or the holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to his interest as a shareholder, or as the holder of such voting trust certificate. The record of shareholders shall also be open to inspection by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder’s interest as a shareholder or holder of a voting trust certificate. Such inspection may be made in person or by an agent or attorney, and shall include the right to copy and to make extracts.

SECTION 6.3 EXECUTION OF CORPORATE INSTRUMENTS.

The Board of Directors may, in its discretion, determine the method and designate the statutory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation. Unless otherwise specifically determined by the Board of Directors, formal contracts of the corporation, promissory notes, mortgages, evidences of indebtedness, conveyances or other instruments in writing, and any assignment or endorsement thereof, executed or entered into between the corporation and any person, may be signed by the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the corporation.

SECTION 6.4 RATIFICATION BY SHAREHOLDERS.

The Board of Directors may, subject to applicable notice requirements, in its discretion, submit any contract or act for approval or ratification of the shareholders at any annual meeting of shareholders, or at any special meeting of shareholders called for that purpose; and any contract or act which shall be approved or ratified by the affirmative vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of shareholders, shall be as valid and binding upon the corporation and upon the shareholders thereof as though approved or ratified by each and every shareholder of the corporation, unless a greater vote is required by law for such purpose.

SECTION 6.5 REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

The President and Vice President of this corporation are authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation and any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney and duly executed by said officers.

SECTION 6.6 INSPECTION OF BYLAWS.

The corporation shall keep in its principal executive office in this State the original or a copy of the Bylaws as amended or otherwise altered to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

SECTION 6.7 FACSIMILE SIGNATURES.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

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ARTICLE VII

SHARES OF STOCK

SECTION 7.1 FORM OF CERTIFICATES.

Certificates for shares of stock of the corporation shall be in such form and design as the Board of Directors shall determine and shall be signed in the name of the corporation by the Chairman of the Board, or the President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary. Each certificate shall state the certificate number, the date of issuance, the number, class or series and the name of the record holder of the shares represented thereby, the name of the corporation, and, if the shares of the corporation are classified or if any class of shares has two or more series, there shall appear the statement required by the California General Corporation Law.

SECTION 7.2 TRANSFER OF SHARES.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 7.3 of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

SECTION 7.3 LOST CERTIFICATES.

The Board of Directors may order a new certificate for shares of stock to be issued in the place of any certificate alleged to have been lost, stolen or destroyed, but in every such case, the owner or the legal representative of the owner of the lost, stolen or destroyed certificates may be required to give the corporation a bond (or other adequate security) in such form and amount as the Board may deem sufficient to indemnify it against any claim that may be made against the corporation (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or issuance of such new certificate.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.1 INDEMNIFICATION BY CORPORATION.

Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the California General Corporation Law, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Section 8.2 of this Article VIII, the corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred by this Section shall include the right to be paid by the corporation expenses incurred in defending any such Proceeding in advance of its final disposition to the fullest extent authorized by the California General Corporation Law; PROVIDED, HOWEVER, that, if required by the California General Corporation Law, the payment of such expenses incurred by such person in advance of the final disposition of such Proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this Section or otherwise.

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SECTION 8.2 RIGHT OF CLAIMANT TO BRING SUIT.

If a claim under Section 8.1 of this Article VIII is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the California General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its board of directors, independent legal counsel, or it shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the California General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

SECTION 8.3 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.

The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification of and advancement of expenses to directors and officers of the corporation.

SECTION 8.4 RIGHTS NOT EXCLUSIVE.

The rights conferred on any person by this Article VIII above shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

SECTION 8.5 INDEMNITY AGREEMENTS.

The Board of Directors is authorized to enter into a contract with any Director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VIII.

SECTION 8.6 INSURANCE.

The corporation may purchase and maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation (including a predecessor corporation), partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the California General Corporation Law.

SECTION 8.7 AMENDMENT, REPEAL OR MODIFICATION.

Any amendment, repeal or modification of any provision of this Article VIII by the shareholders or the Directors of the corporation shall not adversely affect any right or protection of a Director or officer of the corporation existing at the time of such amendment, repeal or modification.

ARTICLE IX

AMENDMENTS

SECTION 9.1 POWER OF SHAREHOLDERS.

New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a two-thirds majority of the outstanding shares entitled to vote or by the written consent thereof, except as otherwise provided by law or by the Articles of Incorporation.

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SECTION 9.2 POWER OF DIRECTORS.

Subject to the right of shareholders as provided in Section 9.1 of these Bylaws, Bylaws other than a Bylaw or amendment thereof specifying or changing the authorized number of Directors, or the minimum or maximum number of a variable Board of Directors, or changing from a fixed to a variable Board of Directors or vice versa, may be adopted, amended or repealed by a unanimous vote of the Board of Directors.

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CERTIFICATE OF SECRETARY

I hereby certify that I am the duly elected and acting Secretary of bebe stores, inc., a California corporation (the “Corporation”), and that the foregoing ~~Second~~Third Amended and Restated Bylaws, comprising ~~twenty-one~~seventeen (~~21~~17) pages, constitute the Bylaws of ~~said corporation~~the Corporation as duly adopted by the Board of Directors and approved by the shareholders of the Corporation in accordance with the General Corporation Law of the State of California.

IN WITNESS WHEREOF, I have hereunder subscribed my name this ~~1st~~             day of ~~October, 2015~~                , 201    .

~~/s/ Gary Bosch~~
Gary Bosch, Secretary

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IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

2017 Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

 A  Proposals — The Board recommends a vote “FOR” all the proposals and “3 YEARS” for proposal 3.

1. To elect the five director nominees named in the Proxy Statement to hold office as board members until the Company’s 2018 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their earlier resignation or removal

		For	Against	Abstain			For	Against	Abstain		For	Against	Abstain	+
01 -	Manny Mashouf				02 -	Brett Brewer				03 - Corrado Federico

04 -	Robert Galvin				05 -	Seth Johnson

		For	Against	Abstain			1 Year	2 Years	3 Years	Abstain
2.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement (“Say-on-Pay”)				3.	To vote, on a non-binding, advisory basis, on the frequency of future Say-on-Pay votes
4.

To approve an amendment to our Amended and Restated Bylaws to reduce the minimum size of the Board of Directors from five members to three members and the maximum size from nine members to five members, with the final decision whether to proceed with the filing of the amendment to be determined by the Board of Directors, in its discretion, following stockholder approval (if received), but not later than December 15, 2018

 B  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

∎	1UPX	+
02P4NC

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

+

Proxy — bebe stores, inc.

Proxy for 2017 Annual Meeting of Shareholders

Solicited by the Board of Directors

The undersigned hereby constitutes and appoints Walter Parks and Gary Bosch, and each of them, as his or her true and lawful agents and proxies with full power of substitution to represent the undersigned and to vote all of the shares of stock in bebe stores, inc. which the undersigned is entitled to vote at the bebe stores, inc. 2017 Annual Meeting of Shareholders to be held at the Company’s offices located at 10345 West Olympic Blvd., Los Angeles, California 90064 on November 29, 2017 at 10:00 a.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in bebe’s proxy statement, receipt of which is acknowledged and (2) in their discretion upon such other matters as may properly come before the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

This proxy when properly executed will be voted in the manner directed herein.

Even if you are planning to attend the meeting in person, you are urged to sign and mail the proxy in the return envelope so that your stock may be represented at the meeting.

 C  Non-Voting Items

Change of Address — Please print new address below.

∎	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+